EXHIBIT 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D (including amendments thereto) to which this joint filing agreement is attached, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 5th day of December 2008.

1354037 ONTARIO INC.

By:	/s/ Peter H. Puccetti
Name: Peter H. Puccetti
Title: Authorized Person

GOODWOOD INC.

By:	/s/ J. Cameron MacDonald
Name: J. Cameron MacDonald
Title: Authorized Person

GOODWOOD FUND

By:	/s/ Peter H. Puccetti
Name: Peter H. Puccetti
Title: Authorized Person

THE GOODWOOD CAPITAL FUND

By:	/s/ Peter H. Puccetti
Name: Peter H. Puccetti
Title: Authorized Person

ARROW GOODWOOD FUND

By:	/s/ Peter H. Puccetti
Name: Peter H. Puccetti
Title: Authorized Person

GOODWOOD FUND 2.0 LTD.

By:	/s/ Peter H. Puccetti
Name: Peter H. Puccetti
Title: Authorized Person

/s/ Peter H. Puccetti
PETER H. PUCCETTI

/s/ J. Cameron MacDonald
J. CAMERON MACDONALD